SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  -----------

                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                  95-4592204
                     (I.R.S. Employer Identification No.)

                   6355 TOPANGA CANYON BOULEVARD, SUITE 513
                          WOODLAND HILLS, CALIFORNIA                  91367
                   (Address of Principal Executive Offices)         (Zip Code)

         BRILLIANT DIGITAL ENTERTAINMENT, INC. 1996 STOCK OPTION PLAN
                           (Full Title of the Plan)

                MARK DYNE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                     BRILLIANT DIGITAL ENTERTAINMENT, INC.
                   6355 TOPANGA CANYON BOULEVARD, SUITE 513
                       WOODLAND HILLS, CALIFORNIA 91367
                    (Name and Address of Agent for Service)

                                (818) 346-3653
         (Telephone Number, Including Area Code, of Agent for Service)
                                 -------------

                                  Copies to:
                             MURRAY MARKILES, ESQ.
                     TROOP MEISINGER STEUBER & PASICH, LLP
                           10940 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 824-7000
                                --------------

                        CALCULATION OF REGISTRATION FEE

                               Proposed Maximum            Proposed Maximum
Title of Securities              Amount to be              Offering Price Per       Aggregate Offering             Amount of
 to be Registered                 Registered                    Share(1)                Price(1)                Registration Fee


    Common Stock               1,080,000 Shares                  $3.75                 $4,050,000                    $1,227


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on December 16, 1996.


PAGE # 1

                                    PART I


               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                    PART II


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      (a) Registrant's Registration Statement on Form S-1, as amended, File No. 333-12163.

      (b) Pages 62 through 64 from Registrant's Amendment No. 4 to Registration Statement on Form S-1, File No. 333-12163, containing the discussion set forth under the caption "Description of Capital Stock."

      All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

      The securities to be offered are registered under Section 12 of the Exchange Act of 1934.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Registrant's Certificate of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably


PAGE # 2
believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Registrant's Certificate of Incorporation also provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

      The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain of its officers (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant has agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries; provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


ITEM 8.  EXHIBITS.

      4.1 Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan - incorporated by reference to Exhibit 10.1 of Registrant's Registration Statement on Form S-1, File No. 333-12163, dated September 17, 1996.

      4.2 Form of Registrant's Stock Option Agreement (Non-Statutory Stock Option) - incorporated by reference to Exhibit 10.2 of Registrant's Registration Statement on Form S-1, File No. 333-12163, dated September 17, 1996.

      4.3 Form of Registrant's Stock Option Agreement (Incentive Stock Option)- incorporated by reference to Exhibit 10.3 of Registrant's Registration Statement on Form S-1, File No. 333-12163, dated September 17, 1996.

      5.1 Opinion of Troop Meisinger Steuber & Pasich, LLP regarding validity of securities.

      23.1 Consent of Troop Meisinger Steuber & Pasich, LLP (included in
           Exhibit 5.1).

PAGE # 3

      23.2 Consent of Ernst & Young LLP.

      24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE # 4

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 19th day of December 1996.


                           BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                      (Registrant)


                           By: /s/ Michael Ozen
                               -----------------------------------------------
                                  MICHAEL OZEN, CHIEF FINANCIAL OFFICER


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints
Mark Dyne and Diana Maranon, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                  TITLE                         DATE

 /s/ Mark Dyne             Chief Executive Officer and   December 19, 1996
---------------------        Chairman of the Board of
MARK DYNE                    Directors

 /s/ Kevin Bermeister      President and Director        December 10, 1996
--------------------
KEVIN BERMEISTER

 /s/ Michael Ozen          Chief Financial Officer       December 19, 1996
---------------------        (Principal Financial and
MICHAEL OZEN                 Accounting Officer)

 /s/ Diana Maranon         Secretary and Director        December 5, 1996
---------------------
DIANA MARANON

 /s/ Mark Miller           Vice President, Operations    December 10, 1996
----------------------       and Production and
MARK MILLER                  Director

 /s/ Gary Barber           Director                      December 5, 1996
----------------------
GARY BARBER

 /s/ Ray Musci             Director                      December 6, 1996
-----------------------
RAY MUSCI

 /s/ Garth Saloner         Director                      December 7, 1996
-----------------------
GARTH SALONER

 /s/ Jeff Scheinrock       Director                      December 7, 1996
-----------------------
JEFF SCHEINROCK

PAGE # 5


                                 EXHIBIT INDEX

EXHIBIT NO.                   EXHIBIT DESCRIPTION           Sequentially
                                                            NUMBERED PAGE

4.1      Brilliant Digital Entertainment, Inc. 1996 Stock
         Option Plan - incorporated by reference to Exhibit
         10.1 of the Registrant's Registration Statement on
         Form S-1, File No. 333-12163, dated
         September 17, 1996.

4.2      Form of Registrant's Stock Option Agreement
         (Non-Statutory Stock Option) - incorporated by reference to Exhibit 10.2 of Registrant's
         Registration Statement on Form S-1, File
         No. 333-12163, dated September 17, 1996.

4.3      Form of Registrant's Stock Option Agreement
         (Incentive Stock Option) - incorporated by reference to Exhibit 10.3 of Registrant's
         Registration Statement on Form S-1,
         File No. 333-12163, dated September 17, 1996.

5.1 Opinion of Troop Meisinger Steuber & Pasich LLP regarding validity of securities.

23.1     Consent of Troop Meisinger Steuber & Pasich
         (included in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).
